EXHIBIT 99.1

PRESS RELEASE
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RECKSON ASSOCIATES REALTY CORP.
225 BROADHOLLOW ROAD
MELVILLE, NY 11747
(631) 694-6900 (PHONE)
(631) 622-6790 (FACSIMILE)
CONTACT: SCOTT RECHLER, CO-CEO
         MICHAEL MATURO, CFO

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FOR IMMEDIATE RELEASE
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                RECKSON ASSOCIATES ANNOUNCES STRATEGIC PLAN AND
                -----------------------------------------------
                    SALE OF LONG ISLAND INDUSTRIAL PORTFOLIO
                    ----------------------------------------

               COMPANY TO FOCUS ON CLASS A OFFICE PROPERTIES WITH
                 STREAMLINED MANAGEMENT, REDUCED G&A COSTS AND
           RECONSTITUTED BOARD COMPRISED OF 75% INDEPENDENT DIRECTORS


(MELVILLE, NEW YORK, SEPTEMBER 10, 2003) - RECKSON ASSOCIATES REALTY CORP. (NYSE: RA) today announced that it is taking the next step in its evolution with a strategic plan to focus on Class A office properties, reduce costs and significantly improve its corporate governance. The Company will sell its Long Island industrial portfolio to the Rechler family for approximately $315.5 million in cash and other consideration. Upon completion of the strategic plan, Reckson will be an owner and manager of primarily Class A office real estate in the New York Tri-State area with a significant presence in Manhattan and each of the New York Tri-State area suburban markets. The Company will have substantially reduced overhead and a reconstituted Board of Directors and management team, to be led by current Co-Chief Executive Officer Scott Rechler.

Under the terms of the transaction, Reckson is disposing of its 95 property, 5.9 million square foot, Long Island industrial portfolio for approximately $225.1 million in cash and debt assumption and approximately $90.4 million in Reckson Operating Partnership Units. In connection with the transaction it is anticipated that approximately $164 million of the Company's unsecured revolving credit facility will be repaid and $50 million of the Company's 8.85% Series B preferred stock will be redeemed.

Commenting on the transaction, Donald Rechler, the Company's current Chairman and one of its co-founders, stated, "This transaction represents a natural next step in the Company's 45-year history. Since becoming a public company in 1995, we have successfully grown the portfolio fourfold and transformed a Long Island based family partnership into a $3.1 billion New York Stock Exchange listed company establishing the only Class A office portfolio with a significant presence in New York City and each of the surrounding suburban markets. I am extremely proud of what we have accomplished to date and believe that this next step will enable the Company to achieve a higher level of success."

In conjunction with this transaction, Reckson announces its commitment to become a leader in corporate governance by:

        o Reconstituting its Board to consist of six independent directors and two inside directors
        o Proposing to de-stagger its Board of Directors at its next Annual Shareholders Meeting
        o Eliminating Operating Partnership Units conflict - no divergent tax basis of insiders
        o  Opting out of State Anti-Takeover Provisions
        o Authorizing modification of the ownership limit relating to "five or fewer rule"
        o Establishing an independent Lead Director and Chairman of the Nominating/Governance Committee
        o Maintaining Audit, Compensation and Nominating/Governance Committees made up solely of independent directors

 As a result of the transaction, Reckson's Board will consist of Donald Rechler, who will become non-executive Chairman, Scott Rechler, who will serve as Chief Executive Officer and President, and six independent directors. Additionally, the Company will restructure its current management team with the resignations of Donald Rechler, Co- Chief Executive Officer, Roger Rechler, Executive Vice President of Development, Gregg Rechler, Co-President and Chief Operating Officer, and Mitchell Rechler, Co- President and Chief Administrative Officer. As part of this transaction and in settlement of their employment agreements, these executives will receive accelerated vesting of certain equity based awards and an assignment of certain loans to the Company. Additionally, these exiting executives have agreed to provide two-year commitments to assist the Company in this transition.

 The Company intends to promote from within its talented management pool to fill the management vacancies resulting from this transaction and announces the appointment of Michael Maturo to serve as Chairman of the newly created Investment Committee, in addition to his current role as Chief Financial Officer and Executive Vice President; Salvatore Campofranco, currently Managing Director of the Company's Westchester/Connecticut Division, as Chief Operating Officer and Executive Vice President; F.D. Rich III, currently Chief Information Officer, as Chief Administrative Officer and Executive Vice President; and Philip Waterman III ("Tod") as Chief Development Officer and Executive Vice President, in addition to continuing his role as Managing Director of the Company's New York City Division.

 Michael Maturo, Reckson's Chief Financial Officer, commented, "The immediate financial impact of this transaction will be to substantially reduce the Company's debt. Over time, the restructuring will better position the Company to further strengthen its balance sheet and provide greater financial flexibility to fund future growth opportunities. In addition, as a result of the reduction in G&A associated with the disposition of the Long Island industrial portfolio, the management restructuring and certain other savings, the Company expects to realize a reduction in its annual corporate G&A and other overhead costs of approximately $9.5 million."

 Commenting on this transaction, Scott Rechler, Reckson's Co-Chief Executive Officer, stated, "I am personally excited to lead Reckson into this next phase of its development and am confident we are taking the right steps to best position the Company for the future. This transaction will allow Reckson to focus on building the premier office company in the New York Tri-State area and better align the Company with its shareholders by maintaining the highest corporate governance standards." Mr. Rechler further commented, "We are fortunate to have built a talented team that is capable of filling the key roles in the restructured management of the Company."

 As a sign of confidence in the future of the Company, Scott Rechler has committed to purchasing $2.5 million of the Reckson's Class A common stock in the open market.

 The  Company  will  provide  additional   commentary  on  the  impact  of  this
 transaction to its earnings during its conference call on September 11, 2003.

 The transaction, which is subject to customary closing conditions, is expected to close in the fourth quarter 2003. Reckson's independent directors were advised on the transaction by Citigroup and Wachtell, Lipton, Rosen & Katz, LLP and the Rechler family was advised on the transaction by Fried, Frank, Harris, Shriver, & Jacobson.

 Reckson Associates Realty Corp. is a self-administered and self-managed real estate investment trust (REIT) specializing in the acquisition, leasing, financing, management and development of office and industrial properties.

 Reckson's  core  growth  strategy  is focused on the  markets  surrounding  and including New York City. The Company is one of the largest publicly traded owners, managers and developers of Class A office and industrial properties in the New York Tri-State area, with 182 properties comprised of approximately
 20.7 million square feet either owned or controlled. For additional information on Reckson Associates Realty Corp., please visit the Company's web site at WWW.RECKSON.COM.
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 CONFERENCE CALL AND WEBCAST
 ---------------------------

 The Company will host a conference call on Thursday, September 11, 2003 at 10:45 a.m. EST outlining this strategic plan. The conference call may be accessed by dialing (800) 230-1096 (internationally (612) 332-0226). No passcode is required. The live conference call will also be webcast in a listen-only mode on the Company's web site at WWW.RECKSON.COM, in the Investor Relations section.

 A replay of the conference call will be available telephonically from September 11, 2003 at 4:00 p.m. EST through September 19, 2003 at 11:59 p.m. EST. The telephone number for the replay is (800) 475-6701, passcode 698244. A replay of the webcast of the conference call will also be available via the Company's web site.

 A Slide Show Presentation will be made available prior to the Company's conference call on the Company's web site at WWW.RECKSON.COM in the Investor Relations section, by e-mail to those on the Company's distribution list, as well as by mail or fax upon request. To be added to the Company's e-mail distribution list or to receive a copy of the slide show by mail or fax, please contact Susan McGuire, Investor Relations, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747- 4883, INVESTORRELATIONS@RECKSON.COM or telephone number (631) 622-6746.

 CERTAIN MATTERS DISCUSSED HEREIN, INCLUDING GUIDANCE CONCERNING THE COMPANY'S FUTURE PERFORMANCE, ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF RESULTS AND NO ASSURANCE CAN BE GIVEN THAT THE EXPECTED RESULTS WILL BE DELIVERED. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS, TRENDS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPECTED. AMONG THOSE RISKS, TRENDS AND UNCERTAINTIES ARE THE GENERAL ECONOMIC CLIMATE, INCLUDING THE CONDITIONS AFFECTING INDUSTRIES IN WHICH OUR PRINCIPAL TENANTS COMPETE; FINANCIAL CONDITION OF OUR TENANTS; CHANGES IN THE SUPPLY OF AND DEMAND FOR OFFICE AND INDUSTRIAL/R&D properties in the New York Tri-State area; CHANGES IN INTEREST RATE LEVELS; DOWNTURNS IN RENTAL RATE LEVELS IN OUR MARKETS AND OUR ABILITY TO LEASE OR RE-LEASE SPACE IN A TIMELY MANNER AT CURRENT OR ANTICIPATED RENTAL RATE LEVELS; THE AVAILABILITY OF FINANCING TO US OR OUR TENANTS; CHANGES IN OPERATING COSTS, INCLUDING UTILITY, SECURITY AND INSURANCE COSTS; REPAYMENT OF DEBT OWED TO THE COMPANY BY THIRD PARTIES (INCLUDING FRONTLINE CAPITAL GROUP); RISKS ASSOCIATED WITH JOINT VENTURES; LIABILITY FOR UNINSURED LOSSES OR ENVIRONMENTAL MATTERS; AND OTHER RISKS ASSOCIATED WITH THE DEVELOPMENT AND ACQUISITION OF PROPERTIES, INCLUDING RISKS THAT DEVELOPMENT MAY NOT BE COMPLETED ON SCHEDULE, THAT THE TENANTS WILL NOT TAKE OCCUPANCY OR PAY RENT, OR THAT DEVELOPMENT OR OPERATING COSTS MAY BE GREATER THAN ANTICIPATED. FOR FURTHER INFORMATION ON FACTORS THAT COULD IMPACT RECKSON, REFERENCE IS MADE TO RECKSON'S FILINGS WITH THE SECURITIES AND
 EXCHANGE COMMISSION. RECKSON UNDERTAKES NO RESPONSIBILITY TO UPDATE OR SUPPLEMENT INFORMATION CONTAINED IN THIS PRESS RELEASE.


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
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[Reckson Associates Logo] ESTIMATED EARNINGS IMPACT/GUIDANCE(a)
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2003
o    Fourth Quarter Estimated Restructuring Charges             (in millions)
                                                                -------------
         - Settlement of Employment Contracts                       $10.3
         - Other Restructure Costs                                    0.7
                                                                   ------
           Total                                                    $11.0
                                                                   ======
2004
o    Overhead Savings
         - Corporate G&A Savings                                     $7.5(b)
         - Other Company Overhead                                     2.0
                                                                   ------
           Total Anticipated Overhead Savings                        $9.5
                                                                   ======
o    Preliminary 2004 Earnings Guidance
         - $2.20 - $2.30 FFO per share (c)

o    No change to dividend policy expected as a result of this transaction



 (a) Forward-looking statements based upon management's estimates. Actual results may differ materially.
 (b)    Includes cost of equity compensation programs
 (c) A reconciliation of FFO to net income allocable to common shareholders, the GAAP measure the Company believes to be the most directly comparable, is in the appendix to this presentation

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           THE NEW YORK TRI-STATE AREA'S LEADING REAL ESTATE COMPANY           1
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
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[Reckson Associates Logo]  APPENDIX
             NON-GAAP FINANCIAL MEASURES -- RECONCILIATION TO GAAP
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

                                                       Low End of                   High End of
                                                   Guidance for 2004            Guidance for 2004
                                                  (Per Common Share)           (Per Common Share)
                                                  ------------------           ------------------

Net income allocable to common shareholders           $  .71                        $  .81
Add:
   Real Estate Depreciation and Amortization            1.49                          1.49
                                                  ------------------           ------------------
Funds From Operations                                  $2.20                         $2.30
                                                  ==================           ==================

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           THE NEW YORK TRI-STATE AREA'S LEADING REAL ESTATE COMPANY           2
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